UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2006
Horizon Offshore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16857	76-0487309
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
(713) 361-2600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Index to Exhibits
Underwriting Agreement
Press Release dated June 23, 2006

Item 1.01. Entry Into a Material Definitive Agreement.
     On June 22, 2006, Horizon Offshore, Inc. (the “Company”) and the selling stockholders identified therein (the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lehman Brothers Inc., as representative of the several underwriters (the “Underwriters”), relating to the public offering of 8,500,000 shares of the Company’s common stock. Pursuant to the terms of the Underwriting Agreement, the Company and the Selling Stockholders agreed to sell to the Underwriters 2,000,000 and 6,500,000 shares of the Company’s common stock, respectively, at $19.35 per share. In addition, the Selling Stockholders have granted the Underwriters a 30-day option to purchase up to an additional 1,275,000 shares of common stock to cover over-allotments, if any. The Company expects to close this offering on June 28, 2006.
     The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such exhibit.
Item 8.01. Other Events.
     On June 23, 2006, the Company issued a press release announcing the pricing of its previously announced public offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

1.1	Underwriting Agreement, dated June 22, 2006.

99.1	Press Release issued by Horizon Offshore, Inc., dated June 23, 2006.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON OFFSHORE, INC.

By:	/s/ William B. Gibbens, III
William B. Gibbens, III
Executive Vice President and General Counsel
Date: June 23, 2006

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Index to Exhibits
1.1	Underwriting Agreement, dated June 22, 2006.

99.1	Press Release issued by Horizon Offshore, Inc., dated June 23, 2006.